UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 23, 2005

POZEN INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31719	62-1657552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1414 Raleigh Road, Suite 400 Chapel Hill, North Carolina	27517
(Address of Principal Executive Offices)	(Zip Code)

(919) 913-1030

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.02. Termination of a Material Definitive Agreement.

Effective as of September 23, 2005, POZEN Inc. (the “Company”) entered into an agreement (the “Termination Agreement”) with Nycomed Danmark ApS (“Nycomed”), pursuant to which the parties agreed to terminate the License Agreement, dated June 30, 2003 (the “License Agreement”) and the Supply Agreement, dated June 30, 2003 (the “Supply Agreement”, and together with the License Agreement, the “MT 100 Agreements”), between the parties. The License Agreement gave Nycomed the right to develop, market, promote, sell and distribute the Company’s MT 100 product candidate within Denmark, Norway, Sweden and Finland. The Supply Agreement provided for the supply of MT 100 product to Nycomed for commercial sales. Upon termination of the License Agreement, the licenses granted to Nycomed terminate and all rights to the licensed technology revert to the Company.

The Company’s determination to terminate the MT 100 Agreements resulted from its recent decision to discontinue further development of MT 100 in the United States and to reevaluate its European strategy for MT 100. As a part of this reevaluation, the Company has begun to explore the possibility of selling or otherwise disposing of the MT 100 asset to a third party, although there can be no assurance that the Company will, or will be able to, consummate such a transaction.

The Termination Agreement provides for the immediate termination of the MT 100 Agreements and all rights and obligations of the parties thereunder, subject to the survival of certain specified provisions, including under the License Agreement, those related to confidentiality and indemnification obligations, ownership rights, and limitation of warranty and liability, and under the Supply Agreement, those related to confidentiality obligations. Subject to these surviving provisions and the parties’ obligations under the Termination Agreement, the parties have also agreed to mutually release each other from any and all present and future claims resulting from events existing as of the date of the Termination Agreement.

As consideration for Nycomed’s consent to enter into the Termination Agreement and the mutual release, the Company has agreed, pursuant to the terms of the Termination Agreement, to pay Nycomed $250,000. There were no early termination penalties incurred by the Company in connection with the termination of the MT 100 Agreements.

The Company and Nycomed continue to be partners under a development, option and license agreement dated as of May 15, 2003 relating to the development and commercialization of products containing lornoxicam. There are no other material relationships between the Company and Nycomed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POZEN INC.

By:	/s/ William L Hodges
Name:	William L. Hodges
Title:	Chief Financial Officer

Date: September 23, 2005